UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2023

Shockwave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5403 Betsy Ross Drive
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)
(510) 279-4262
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Arrangement Agreement

On January 16, 2023, Shockwave Medical, Inc., a Delaware corporation (“Shockwave”), and Neovasc Inc., a corporation existing under the Canada Business Corporations Act (“Neovasc”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Shockwave will acquire all of the issued and outstanding common shares of Neovasc and Neovasc will become a wholly owned subsidiary of Shockwave (the “Arrangement”) by means of a plan of arrangement (the “Plan of Arrangement”) under the Canada Business Corporations Act.

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), each common share of Neovasc that is issued and outstanding immediately prior to the Effective Time will be transferred to Shockwave in exchange for $27.25 per share in cash (the “Cash Consideration”) and one contingent value right (a “CVR” and, together with the Cash Consideration, the “Per Share Consideration”) entitling the holder to receive up to $12.00 per share in cash, with such receipt and amount contingent on if the U.S. Food and Drug Administration grants marketing approval for the device known as Neovasc Reducer for the treatment of angina within specified timeframes set forth in the Arrangement Agreement. The aggregate total Cash Consideration corresponds to an enterprise value for Neovasc of approximately $100 million, inclusive of certain deal-related costs.

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the Effective Time, (a) each restricted share unit in respect of Neovasc common shares (“RSU”) and each share appreciation right in respect of Neovasc common shares (“SAR”) outstanding immediately prior to the Effective Time shall be deemed to have vested and been transferred to Neovasc in exchange for the Per Share Consideration, net of applicable tax withholding, and (b) each option in respect of Neovasc common shares (“Option”) for which the Cash Consideration exceeds the per share exercise price of such Option shall be deemed to have vested and been transferred to Neovasc in exchange for an amount equal to the Cash Consideration less the applicable exercise price in respect of such Option and one CVR, net of applicable tax withholding.

The closing of the Arrangement is conditioned on (a) the approval of the Arrangement by: (i) the affirmative vote of at least 66 2/3% of the votes cast by Neovasc shareholders present in person or represented by proxy at a meeting of shareholders held for the purpose of approving the Arrangement (the “Meeting”) and (ii) the affirmative vote of not less than a majority of the votes cast by Neovasc shareholders present in person or represented by proxy at the Meeting, excluding those votes that are excluded for this purpose under applicable Canadian securities regulation; (b) the issuance of interim and final orders approving the Arrangement by the Supreme Court of British Columbia; and (c) other customary closing conditions. The Arrangement is not subject to any financing condition.

The Arrangement Agreement may be terminated by mutual written consent of Shockwave and Neovasc. The Arrangement Agreement also contains certain customary termination rights for each of Shockwave and Neovasc, including, among others and subject to certain conditions, if (a) the requisite Neovasc shareholder approval is not obtained; (b) any law, injunction or other governmental order enjoins, makes illegal or otherwise prohibits the consummation of the Arrangement, or (c) the Effective Time does not occur on or before June 16, 2023. Additionally, upon termination of the Arrangement Agreement under specified circumstances, including a termination by Shockwave in the event of a change of recommendation by the Neovasc board of directors or a termination by Neovasc in order to enter into a superior proposal, Neovasc would be required to pay Shockwave a termination fee of approximately $3.8 million. The Arrangement Agreement also provides for customary board support and non-solicitation covenants.

Support and Voting Agreements

In connection with the Arrangement Agreement, Neovasc directors and certain Neovasc officers have entered into support and voting agreements with Shockwave (each, a “D&O Support Agreement”), pursuant to which, among other things, they agree to support and vote in favor of the Arrangement. Further, the holder of Neovasc’s Restated Senior Secured Convertible Note (the “Convertible Note”) entered into a conversion, support and voting agreement with Shockwave and Neovasc (the “Noteholder Conversion and Support Agreement”), pursuant to which, among other things, such holder agreed to convert the Convertible Note into Neovasc common shares in accordance with the terms thereof and to support and vote in favor of the Arrangement. Collectively, such Neovasc directors and officers and the holder of the Convertible Note hold approximately 9.23% of Neovasc’s outstanding common shares.

The foregoing descriptions of the Arrangement Agreement, the D&O Support Agreements and the Noteholder Conversion and Support Agreement do not purport to be complete and are qualified entirely by reference to each of the Arrangement Agreement, the Form of D&O Support Agreement and the Form of Noteholder Conversion and Support Agreement, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively. Shockwave encourages you to read the Arrangement

Agreement for a more complete understanding of the transaction. The Arrangement Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The Arrangement Agreement is not intended to provide any factual information about Shockwave or Neovasc. Further, the representations, warranties, covenants and agreements contained in the Arrangement Agreement, which were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and stockholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Shockwave or Neovasc’s public disclosures. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Shockwave that is or will be contained in, or incorporated by reference into, Shockwave’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and in Shockwave’s other reports filed with the SEC

Item 2.02. Results of Operations and Financial Condition.

On January 17, 2023, Shockwave issued a press release announcing the entry into the Arrangement Agreement, as well as certain preliminary financial results for the fiscal quarter and year ended December 31, 2022 and revenue guidance for the fiscal year ending December 31, 2023, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Shockwave’s audited financial statements for the year ended December 31, 2022 are not yet available. Accordingly, these preliminary financial results are an estimate and subject to the completion of Shockwave’s financial closing and other procedures and finalization of Shockwave’s consolidated financial statements for the year ended December 31, 2022, including the completion of the audit of Shockwave’s financial statements. Actual financial results that will be reflected in Shockwave’s Annual Report on Form 10-K for the year ended December 31, 2022, including its audited financial statements, when they are completed and publicly disclosed may differ from these preliminary results.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, the information contained in Exhibit 99.1. All statements, other than statements of historical facts, are statements that could be deemed forward-looking. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” and similar expressions, and the negative of these terms. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on Shockwave's current plans, expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Important factors that could cause Shockwave's actual results to differ materially from those indicated in the forward-looking statements include, among others: whether the Arrangement is completed on anticipated terms and timing, including obtaining Neovasc shareholder approval of the Arrangement and the issuance by the Supreme Court of British Columbia of interim and final orders approving the Arrangement, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, the completion of Shockwave’s 2022 financial statements, Shockwave’s 2023 operational and financial performance, expansion and growth of Shockwave’s business and other risks and uncertainties discussed in Shockwave's filings with the SEC, including in Part I, Item IA - Risk Factors in Shockwave’s most recent Annual Report on Form 10-K filed with the SEC, and in Shockwave’s other reports filed with the SEC. Except to the extent required by law, Shockwave does not undertake to update any of these forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Additional Information and Where to Find It

This communication is being made in respect of a proposed arrangement involving Shockwave and Neovasc. Further details of this transaction will be included in a management information circular to be mailed to Neovasc shareholders in accordance with applicable securities laws. Copies of the Arrangement Agreement and the information circular will be filed with Canadian securities regulators and will be accessible on SEDAR at www.sedar.com. The information circular and this communication are not offers to sell Shockwave’s securities, are not soliciting an offer to buy Shockwave’s securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement, dated as of January 16, 2023 between Shockwave Medical, Inc. and Neovasc Inc.
10.1	Form of D&O Support Agreement.
10.2	Form of Noteholder Conversion and Support Agreement.
99.1	Press Release of Shockwave Medical, Inc., dated January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: January 17, 2023	By:	/s/ Douglas Godshall
Douglas Godshall
President and Chief Executive Officer